UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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One Liberty Properties, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ONE LIBERTY PROPERTIES, INC.

60 CUTTER MILL ROAD

Great Neck, New York 11021

(516) 466-3100

Notice of Annual Meeting of Stockholders

June 14, 2005

The annual meeting of stockholders of One Liberty Properties, Inc. will be held at our offices, located at Suite 303, 60 Cutter Mill Road, Great Neck, NY, on Tuesday, June 14, 2005 at 9:00 a.m. local time. We are holding the meeting for the following purposes:

1.	To elect four directors to hold office for a term expiring in 2008.

2.	To approve an amendment to our Restated Articles of Incorporation to increase the aggregate number of shares of authorized capital stock by authorizing the issuance of 12,500,000 shares of preferred stock, par value $1.00 per share.

3.	To approve an amendment to our Restated Articles of Incorporation to prohibit (a) any existing stockholder who beneficially owns a total amount or value in excess of 9.9% of our stock from beneficially owning in excess of a total amount or value of our stock that may cause the company to violate certain provisions of the Internal Revenue Code of 1986, as amended, relating to real estate investment trusts and (b) any other person from beneficially owning a total amount or value of 9.9% or more of any class or series of common stock and preferred stock of the company.

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2005.

5.	To transact any other business properly brought before the meeting.

Holders of record of the company’s common stock at the close of business on April 20, 2005 are entitled to notice of the annual meeting and to vote at the meeting and any adjournment thereof.

To assure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it in the enclosed prepaid envelope, whether or not you plan to attend the meeting. Most stockholders can also vote by telephone or via the internet. Telephone and internet voting information is provided on the accompanying proxy card. Your proxy may be revoked in the manner described in the accompanying proxy statement at any time before it has been voted at the meeting.

By Order of the Board of Directors

Mark H. Lundy, Secretary

Dated:  April 29, 2005

TABLE OF CONTENTS

PAGE NO.
General	1
About the Meeting and Voting	1
Governance of the Company	3
Audit Committee	4
Audit Committee Financial Expert	4
Compensation Committee	5
Nominating and Corporate Governance Committee	5
Compensation of Directors	6
Compensation Committee Interlocks and Insider Participation	6
Non-Management Directors Executive Session	6
Stockholder Communications with Directors	7
Director Attendance at Annual Meetings	7
Stock Ownership of Certain Beneficial Owners, Directors and Officers	8
Election of Directors (Proposal 1)	10
Nominees for Election to serve until the 2008 Annual Meeting	10
Directors to Continue in Office until the 2007 Annual Meeting	11
Directors to Continue in Office until the 2006 Annual Meeting	11
Adoption of Amendment to the Company’s Restated Articles of Incorporation Authorizing an Increase in Capital Stock by Authorizing the Issuance of Preferred Stock (Proposal 2)	13
Required Vote	14
Adoption of Amendment to the Company’s Restated Articles of Incorporation Authorizing Restriction on Shares Beneficially Owned (Proposal 3)	15
Required Vote	16
Independent Registered Public Accounting Firm (Proposal 4)	17
General	17
Audit and Other Fees	17
Pre-Approval Policy for Audit and Non-Audit Services	18
Approval Process	18
Report of the Audit Committee	19
Executive Compensation	21
Summary Compensation Table	21
One Liberty Pension Plan	21
Stock Options Granted, Exercised and Fiscal Year End Option Values	22
Report of the Compensation Committee	23
Compensation Overview	23
Base Salary and Bonus	23
Long Term Compensation — Stock Options and Restricted Stock Awards	23
CEO Compensation	24
Certain Relationships and Related Transactions	25
Section 16(a) Beneficial Ownership Reporting Compliance	27
Performance Graph	28
Additional Information	29
Appendix A — Amendments to Restated Articles of Incorporation to Increase Authorized Capital Stock by Issuing Preferred Stock	A-1
Appendix B — Amendments to Restated Articles of Incorporation to Restrict Shares Beneficially Owned	B-1

Proxy Statement

GENERAL

Our board of directors is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2005 annual meeting of stockholders of One Liberty Properties, Inc. The meeting will be held at our offices, Suite 303, 60 Cutter Mill Road, Great Neck, NY on June 14, 2005 at 9:00 a.m., local time. The proxies may also be voted at any adjournments or postponements of the meeting.

The mailing address of our principal executive offices is Suite 303, 60 Cutter Mill Road, Great Neck, NY 11021. We are first sending the proxy materials on or about April 29, 2005 to persons who were stockholders at the close of business on April 20, 2005, the record date for the meeting.

All properly executed proxy cards, and all properly completed proxies submitted by telephone or by the internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given on the proxy, unless the proxy is revoked before the meeting.

Our fiscal year begins on January 1st and ends on December 31st. Reference in this proxy statement to the year 2004 or fiscal 2004 refers to the twelve month period from January 1, 2004 through December 31, 2004.

ABOUT THE MEETING AND VOTING

Q: What is the purpose of the Annual Meeting?

A: At our annual meeting, stockholders will vote on the following matters:

•	election of four directors (Charles Biederman, Patrick J. Callan, Jr., Jeffrey Fishman and Marshall Rose to hold office until the 2008 annual meeting);

•	to approve an amendment to our Restated Articles of Incorporation to increase the aggregate number of authorized shares of capital stock by authorizing the issuance of 12,500,000 shares of preferred stock, par value $1.00 per share;

•	to approve an amendment to our Restated Articles of Incorporation to prohibit (a) any existing stockholder who beneficially owns a total amount or value in excess of 9.9% of our stock from beneficially owning in excess of a total amount or value of our stock that may cause the company to violate certain provisions of the Internal Revenue Code of 1986, as amended, relating to real estate investment trusts and (b) any other person from beneficially owning a total amount or value of 9.9% or more of any class or series of common stock and preferred stock of the company;

•	ratification of the appointment of our independent registered public accounting firm (Ernst & Young LLP) for 2005; and

•	such other matters as may properly come before the meeting.

Q: Who is entitled to vote?

A: We are mailing this proxy statement on or about April 29, 2005 to our stockholders of record on April 20, 2005. The record date was established by our board of directors. Common stockholders as of the close of business on the record date of April 20, 2005 are entitled to vote their shares at the meeting. Each outstanding share of common stock is entitled to one vote. As of the record date there were outstanding and entitled to vote at the meeting 9,847,212 shares of our common stock.

Q: How do I vote?

A: If your shares are held by a bank, broker or other nominee, please follow the instructions provided to you by such nominee. If you wish to vote at the Annual Meeting and your shares are held by a nominee, you must contact the nominee to obtain evidence of your ownership of our common stock as of the record date. If you hold your shares directly and complete, sign and date the accompanying proxy card and return it in the prepaid envelope, your shares will be voted confidentially and according to your instructions. If you do not mark any selections but return the signed proxy card, your shares will be voted by the proxies named on the proxy card in favor of the nominees for election as directors, in favor of an amendment to the Restated Articles of Incorporation to increase the aggregate number of shares of authorized capital stock by authorizing the issuance of 12,500,000 shares of preferred stock, in favor of an amendment to the Restated Articles of Incorporation to prohibit (a) any existing stockholder who beneficially owns a total amount or value in excess of 9.9% of our stock from beneficially owning in excess of a total amount or value of our stock that may cause the company to violate certain provisions of the Internal Revenue Code of 1986, as amendment, relating to real estate investment trusts and (b) any other person from beneficially owning a total amount or value of 9.9% or more of any class or series of common stock and preferred stock, in favor of the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2005, and as the proxy holders may determine in their discretion with respect to other matters that properly come before the meeting. The proxy of a stockholder who is a participant in our Cash Distribution Reinvestment Plan will also serve as an instruction to vote the shares held for the account of the participant in the manner indicated on the proxy card. Registered holders (those who hold shares directly rather than through a bank or broker) can simplify their voting by calling 1-800-PROXIES (776-9437) or by accessing the internet website www.voteproxy.com. Telephone voting information and internet voting information is provided on the proxy card. The internet and telephone voting facilities for stockholders of record will close at 12:01 a.m., local time on June 14, 2005. You should be aware that if you vote over the internet you may incur costs, such as telephone and internet access charges, for which you will be responsible. If you vote by telephone or via the internet, it is not necessary to return your proxy card. If you attend the meeting, you may deliver your completed proxy or vote in person.

If you wish to name as a proxy someone other than the proxies named on the proxy card, you may do so by crossing out the name of the designated proxies and inserting the name of another person. In that case it will be necessary to sign the proxy card and deliver it to the person so named and for the person so named to be present at and vote at the meeting. Proxy cards so marked should not be mailed to us or to American Stock Transfer and Trust Company.

Q: Who will count the vote?

A: Representatives of American Stock Transfer and Trust Company will tabulate the votes and act as inspector of elections.

Q: Can I revoke my proxy before it is exercised?

A: If you hold stock directly in your name, you may revoke a proxy with a later dated, properly executed proxy (including an internet or telephone vote), or a written revocation delivered to our Secretary at any time before the polls for the meeting are closed. The proxy holders’ powers may also be suspended if you attend the meeting and notify our Secretary at the meeting that you would like to change your vote or vote in person. If your stock is held in the name of a broker, bank or other nominee, you must contact such nominee and comply with the nominee’s procedures if you want to revoke or change the instructions that you previously provided to the nominee. Attendance at the meeting will not automatically revoke a previously granted proxy.

Q: What constitutes a quorum?

A: A quorum must be present at the meeting for business to be conducted. A quorum is the presence in person or by proxy of stockholders holding a majority of the outstanding shares of common stock. Abstentions and withhold-authority votes will be included for purposes of determining a quorum and for purposes of calculating the vote, but will have the same effect as a vote against a proposal. Broker non-votes will be included for purposes of determining a quorum, and have the same effect as a vote against the two proposals relating to the amendments to the Restated Articles of Incorporation and against ratification of the selection of the independent registered public accounting firm, but will have no effect on the outcome of the election of directors. If you hold your shares through a bank, broker or other nominee, your shares may be voted even if you do not attend the annual meeting.

Q: How many votes does it take to approve the items to be voted upon?

A: Directors are elected by the affirmative vote of a plurality of the votes cast at the meeting in person or by proxy. This means that assuming a quorum is present at the meeting, the four director nominees will be elected if each receives a plurality of the votes cast for directors. The affirmative vote of a majority of our outstanding shares is required to approve each amendment to the Restated Articles of Incorporation. The affirmative vote of a majority of our outstanding shares present at the meeting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2005.

Q: Who is soliciting my vote and who pays the cost?

A: Our board of directors is soliciting votes for the meeting and we will pay the entire cost of the solicitation, including preparing and mailing this proxy statement. We will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of shares of our common stock. Proxies may also be solicited personally, by mail, telephone, e-mail, facsimile or other electronic means, by our directors, officers or other employees, without remuneration, other than regular compensation.

Q: When are stockholder proposals due for the year 2006 Annual Meeting?

A: If a stockholder wants a proposal to be included in our proxy statement for the 2006 annual meeting of stockholders, the proposal, in writing and addressed to our Secretary, must be received by us no later than December 29, 2005. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement in accordance with applicable regulations governing the solicitation of proxies.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead intended to be presented directly at the 2006 annual meeting, rules and regulations promulgated by the United States Securities and Exchange Commission permit us to exercise discretionary voting authority to the extent conferred by proxy if we:

•	receive notice of the proposal before March 15, 2006 and advise stockholders in the 2006 proxy statement of the nature of the proposal and how management intends to vote on such matter; or

•	do not receive notice of the proposal before March 15, 2006.

Notices of intention to present proposals at our 2006 annual meeting should be submitted in writing and addressed to our Secretary.

Q: What other information about One Liberty is available?

A: Stockholders can call (516) 466-3100 or write us at 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021, Attention: Secretary, to request a copy of our Annual Report on Form 10-K. This and other important information about us is also available on our web site which is located at www.onelibertyproperties.com. Our Annual Report to Stockholders accompanies this proxy statement.

GOVERNANCE OF THE COMPANY

Pursuant to the Maryland General Corporation Law and the company’s By-Laws, the business, property and affairs of our company are managed by or under the direction of the board of directors. Members of the board are kept informed of the company’s business through discussions with the chief executive officer and other officers, by reviewing materials provided to them and by participating in meetings of the board and its committees.

The board has three standing committees:

•	The Audit Committee, the members of which are Charles Biederman, James J. Burns and Joseph A. DeLuca;

•	The Compensation Committee, the members of which are Charles Biederman, Patrick J. Callan, Jr., and J. Robert Lovejoy; and

•	The Nominating and Corporate Governance Committee, the members of which are Joseph A. Amato, James J. Burns and Patrick J. Callan, Jr.

The board has affirmatively determined that a majority of its members are independent and all of the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, specifically, each of Joseph A. Amato, Charles Biederman, James J. Burns, Patrick J. Callan, Jr., Joseph A. DeLuca and J. Robert Lovejoy, are “independent” for the purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange; that the members of our Audit Committee are independent for the purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and Section 303.01 of the Listed Company Manual; and that the members of our Compensation and Nominating and Corporate Governance Committees are independent under Section 303A of the Listed Company Manual. The board based these determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family, other relationships and discussions with the directors. In determining the independence of each of the foregoing, the board considered (i) a passive investment by an affiliate of the company in a real estate project managed by an entity affiliated with Mr. Biederman, which investment was liquidated in February, 2005, and concluded that such investment did not adversely effect Mr. Biederman’s independence; and (ii) Mr. DeLuca’s rental of a room in a suite of offices from an affiliate of the company for $800 per month, on a month to month basis, and concluded such rental did not adversely effect Mr. DeLuca’s independence.

The board has adopted a charter for each of the three standing committees and corporate governance guidelines that address the make-up and function of the board. The board has also adopted a code of business conduct and ethics that applies to all employees, officers and directors, including the company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. You can find these materials by accessing the corporate governance section of our website at: www.onelibertyproperties.com. You may also obtain a copy of each charter, the corporate governance guidelines and the code of business conduct and ethics by writing to us at 60 Cutter Mill Road, Great Neck, New York 11021, Attention: Secretary.

During fiscal 2004, the board held four meetings, conducted board business on two occasions by unanimous consent, and the committees held a total of nine meetings. None of the directors attended fewer than 75% of the total number of meetings of the board of directors and the board committees of which such director was a member during fiscal 2004, except for Joseph A. Amato who was absent from two Board meetings and four of the seven meetings of Board committees on which he served.

Audit Committee

The Audit Committee met four times during 2004. The Audit Committee is responsible for assisting the Board in overseeing (i) the integrity of the company’s financial statements, (ii) the company’s compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of the independent registered public accounting firm and the company’s internal control audit function and (v) the preparation of the audit committee report required by the Securities and Exchange Commission for inclusion in this proxy statement. The board has determined that each member of the Audit Committee satisfies the financial literacy and expertise requirements of the New York Stock Exchange.

Audit Committee Financial Expert

The board has determined that James J. Burns, a member of the Audit Committee, is an “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K promulgated pursuant to the Securities and Exchange Act of 1934, as amended, and “independent” for purposes of New York Stock Exchange listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.

Compensation Committee

The Compensation Committee met two times in 2004. The Compensation Committee recommends the base salary, bonus, stock incentive awards and other compensation of the company’s Chief Executive Officer to the board of directors, and assists management in making recommendations to the board of directors with respect to the salaries, bonuses and stock incentive awards of the company’s other officers and key employees. The Compensation Committee also administers the company’s stock option plan and equity incentive plan.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee held three meetings in 2004. The responsibilities of the committee include recommending a slate of directors for election to the board of directors at the annual stockholders’ meeting, identification and recommendation of candidates to fill vacancies on the board of directors between annual stockholder meetings, proposing, monitoring and recommending changes to the company’s corporate governance guidelines and overseeing the evaluation of the board of directors and its effectiveness.

The board believes that it should be comprised of directors with varied, complementary backgrounds, and that directors should, at a minimum, have expertise that may be useful to the company. Directors should also possess the highest personal and professional ethics in order to perform their duties properly, and should be willing and able to devote the required amount of time to company business.

When considering candidates for director, the committee will take into account a number of factors, including the following:

•	Independence from management;

•	Whether the candidate has relevant business experience;

•	Judgment, skill, integrity and reputation;

•	Financial and accounting background, to enable the committee to determine whether the candidate would be suitable for Audit Committee membership;

•	Executive compensation background, to enable the committee to determine whether the candidate would be suitable for Compensation Committee membership; and

•	The size and composition of the existing board.

The committee will consider candidates for director suggested by stockholders applying the criteria for candidates described above and considering the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to our Secretary and include:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

•	The name of and contact information of the candidate;

•	A statement of the candidate’s business and educational experience;

•	Information regarding each of the factors listed above sufficient to enable the committee to evaluate the candidate;

•	A statement detailing any relationship between the candidate and any competitor of the company;

•	Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Before nominating a sitting director for re-election at an annual meeting, the committee will consider:

•	The director’s performance on the board; and

•	Whether the director’s re-election would be consistent with the company’s governance guidelines.

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from management, incumbent directors or others. The committee will interview a candidate if it believes the candidate might be suitable to be a director. The committee may also ask the candidate to meet with management. If the committee believes a candidate would be a valuable addition to the board, it will recommend the candidate’s election to the full board.

Compensation of Directors

Members of our board of directors, who are not employees of the company, are paid an annual retainer of $15,000. In addition to regular board fees, each member of the Audit Committee (other than the Chairman) is paid an annual retainer of $5,000, the Chairman of the Audit Committee is paid an annual retainer of $7,000, each member of the Compensation Committee is paid an annual retainer of $3,000 and each member of the Nominating and Corporate Governance Committee is paid an annual retainer of $3,000. In addition, each member of the Audit Committee is paid $1,000 for each Audit Committee meeting such member attends, whether in person or via telephone conference. Additionally, in 2004 each non-employee director was awarded 1,000 shares of restricted common stock under the One Liberty Properties, Inc. 2003 Incentive Plan. The restricted shares granted to the directors have a five year vesting period during which period the registered owner is entitled to vote and receive cash distributions on such shares. Non-employee directors who reside outside of the local area also receive reimbursement for travel expenses incurred in attending board and committee meetings.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee through the 2004 annual meeting of the board of directors were Charles Biederman, James J. Burns and Patrick J. Callan, Jr., and subsequent to such meeting, were Charles Biederman, Patrick J. Callan, Jr. and J. Robert Lovejoy. None of the members of the Committee in 2004 has ever been an officer or employee of the company or any of its subsidiaries and no “compensation committee interlocks” existed during 2004.

Non-Management Directors Executive Session

In accordance with New York Stock Exchange listing standards, the company’s non-management directors meet at regularly scheduled executive sessions without management. Non-management directors are all those directors who are not officers or employees of the company. The board of directors does not designate a “Lead Director” or a single director to preside at executive sessions. The person who presides over executive sessions of non-management directors is a committee chairman and the presiding director rotates among the chairs of the board’s committees.

Stockholder Communications with Directors

Stockholders of the company who want to communicate with the board or any individual director can write to:

One Liberty Properties, Inc.

Suite 303

60 Cutter Mill Road

Great Neck, New York 11021

Attention: Secretary

Your letter should indicate that you are a One Liberty stockholder. Depending on the subject matter, the Secretary will:

•	Forward the communication to the director or directors to whom it is addressed;

•	Attempt to handle the inquiry directly; for example where it is a request for information about the company or it is a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each board meeting, the Secretary will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors on request.

Director Attendance at Annual Meetings

We typically schedule a board meeting in conjunction with our annual meeting and expect that our directors will attend, absent a valid reason, such as a schedule conflict. Last year, nine of the ten individuals then serving as directors attended our annual meeting.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND OFFICERS

The following table sets forth information concerning shares of our common stock owned by (i) all persons known to own beneficially 5% or more of our outstanding stock, (ii) all directors and nominees for election as directors, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group.

Name and Address	Amount of Beneficial Ownership(1)	Percent of Class
Joseph A. Amato 615 Route 32 Highland Mills, NY 10930-0503	2,750	*
Charles Biederman 5 Sunset Drive Englewood, CO 80110	8,122	*
Simeon Brinberg(2) (3)	201,401	2%
James J. Burns 535 Madison Avenue/26th Floor New York, NY 10022	4,805	*
Patrick J. Callan, Jr. c/o First Washington Realty, Inc. 43-50 East-West Highway, Suite 400 Bethesda, MD 20814	3,750	*
Joseph A. DeLuca 154 East Shore Road Huntington Bay, NY 11743	3,800	*
Deutsche Bank AG(4) c/o Deutsche Bank Securities Inc. 60 Wall Street New York, NY 10005	559,000	5.7%
Jeffrey Fishman(2)	23,045	*
Fredric H. Gould(2) (5) (6)	1,300,015	13.2%
Jeffrey A. Gould(2) (7)	151,728	1.5%
Matthew J. Gould(2) (5) (8)	1,012,160	10.3%
Gould Investors L.P.(2) (5)	818,679	8.3%
David W. Kalish(2) (9)	217,236	2.2%
J. Robert Lovejoy 1 Rockefeller Plaza 32nd Floor New York, NY 10020	2,300	*
Lawrence G. Ricketts, Jr.(2)	12,500	*
Marshall Rose(10) 667 Madison Avenue New York, NY 10021	151,519	1.5%
Third Avenue Management LLC(11) 622 Third Avenue New York, NY 10017	1,021,975	10.4%
Directors and officers as a group (18 individuals)(12)	2,103,747	21.3%

*	Less than 1%

(1)	Securities are listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or to dispose of the securities, whether or not the person has an economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership of shares within 60 days, whether upon the exercise of a stock option or otherwise. The percentage of beneficial ownership is based on 9,847,212 shares of common stock outstanding on April 20, 2005 plus 11,500 shares of common stock which underlie options.

(2)	Address is 60 Cutter Mill Road, Great Neck, NY 11021.

(3)	Includes 26,840 shares of common stock owned directly and 174,561 shares of common stock owned by pension plans over which Mr. Brinberg has shared voting and dispositive power. Does not include 18,183 shares of common stock owned by Mrs. Brinberg, as to which shares Mr. Brinberg disclaims any beneficial interest and Mrs. Brinberg has sole voting and investment power.

(4)	Deutsche Bank AG filed a Schedule 13G, dated January 26, 2005, reflecting the beneficial ownership of 559,000 shares of common stock by the private clients and asset management business group of it and its subsidiaries, with respect to which it has sole power to vote, and dispose of, such shares. The above information has been obtained from such Schedule 13G.

(5)	Fredric H. Gould is sole stockholder, sole director and chairman of the board of the corporate managing general partner of Gould Investors L.P. and sole member of a limited liability company which is the other general partner of Gould Investors L.P. Matthew J. Gould is president of the corporate managing general partner of Gould Investors L.P. Messrs. Fredric H. Gould and Matthew J. Gould have shared voting and dispositive power with respect to the shares owned by Gould Investors L.P.

(6)	Includes 264,034 shares of common stock owned directly, 818,679 shares of common stock owned by Gould Investors L.P. and 169,969 shares of common stock owned by entities and trusts over which Mr. Gould has sole or shared voting and dispositive power. Also includes 47,333 shares of common stock owned by trusts as to which shares Mr. Gould disclaims any beneficial interest. Does not include 47,566 shares of common stock owned by Mrs. Fredric H. Gould, as to which shares Mr. Gould disclaims any beneficial interest and Mrs. Gould has sole voting and investment power.

(7)	Includes 143,721 shares of common stock owned directly and 8,007 shares of common stock owned as custodian for minor children (as to which shares Mr. Gould disclaims any beneficial interest). Does not include 2,228 shares of common stock owned by Mrs. Jeffrey A. Gould, as to which shares Mr. Gould disclaims any beneficial interest and Mrs. Gould has sole voting and investment power.

(8)	Includes 168,686 shares of common stock owned directly, 24,795 shares of common stock owned as custodian for minor children (as to which shares Mr. Gould disclaims any beneficial interest) and 818,679 shares of common stock owned by Gould Investors L.P. Does not include 3,552 shares of common stock owned by Mrs. Matthew J. Gould, as to which shares Mr. Gould disclaims any beneficial interest and Mrs. Gould has sole voting and investment power.

(9)	Includes 40,175 shares of common stock owned directly, 2,500 shares underlying options and 174,561 shares of common stock owned by pension trusts and a profit sharing trust over which Mr. Kalish has shared voting and dispositive power. Does not include 349 shares of common stock owned by Mrs. Kalish, as to which shares Mr. Kalish disclaims any beneficial interest and Mrs. Kalish has sole voting and investment power.

(10)	Includes 25,898 shares of common stock owned directly and 125,621 shares of common stock owned by entities and trusts over which Mr. Rose has sole or shared voting and dispositive power.

(11)	Third Avenue Management LLC filed a Schedule 13G/A, dated May 7, 2004, reflecting the beneficial ownership of 1,021,975 shares of common stock with respect to which it has sole power to vote 1,021,375 shares and sole power to dispose of 1,021,975 shares. The above information has been obtained from such Schedule 13G/A.

(12)	This total is qualified by notes (3), (5), (6), (7), (8), (9) and (10).

ELECTION OF DIRECTORS

(Proposal 1)

Pursuant to our By-laws, the number of directors was fixed at eleven by our board of directors. The board is divided into three classes. Each class is elected to serve a three year term and is to be as equal in size as is possible, and the classes are elected on a staggered basis. The terms of Charles Biederman, Patrick J. Callan, Jr., Jeffrey Fishman and Marshall Rose expire at the 2005 annual meeting. Each of them has been recommended to the board of directors by the Nominating and Corporate Governance Committee for election at the annual meeting and nominated by the board of directors to stand for election at the annual meeting to hold office until our 2008 annual meeting and until his successor is elected and qualified. Seven other individuals serve as directors but are not standing for election because their terms extend past the date of the annual meeting. Proxies will not be voted for a greater number of persons than the number of nominees named in the proxy statement.

It is not contemplated that any of the nominees will be unable to stand for election. Should any nominee become unavailable for election, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee nominated by the board of directors.

If any director is unable to serve his full term, the board, by majority vote of the directors then in office, may designate a substitute. The director chosen by the board shall hold office for a term expiring at the 2008 annual meeting of stockholders until his successor is elected and qualifies.

The affirmative vote of a plurality of the voting power of stockholders present in person or represented by proxy at the meeting is required for the election of each nominee for director.

The following table sets forth certain information regarding the nominees for director:

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
Nominees for Election to serve until the 2008 Annual Meeting
Charles Biederman 71 Years	Director since June 1989; Presently engaged in real estate development; Principal of Sunstone Hotel Investors, Inc., a company engaged in the management, ownership and development of hotel properties, from November 1999 to present; Executive Vice President of Sunstone Hotel Investors, Inc., a real estate investment trust engaged in the ownership of hotel properties, from September 1994 to November 1999 and Vice Chairman of Sunstone Hotel Investors from January 1998 to November 1999.

Patrick J. Callan, Jr. 43 Years	Director since June 2002; Senior Vice President of First Washington Realty, Inc. from March 2004 to present; Vice President of Real Estate for Kimco Realty Corporation, a real estate investment trust, from May 1998 to March 2004.

Jeffrey Fishman 46 Years	Director since June 2004; Chief Executive Officer of our company since January 1, 2002 and President of our company since December 1999; Chief Operating Officer of our company from December 1999 to December 2001; Senior Managing Director of Cogswell Properties, LLC, a real estate property owner and manager from 1996 to December 1999.

Marshall Rose 68 Years	Director since June 1989; Chairman of The Georgetown Group, Inc., a real estate development company, since 1978; Director of Estee Lauder, Inc.; Chairman Emeritus of the New York Public Library.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF CHARLES BIEDERMAN, PATRICK J. CALLAN, JR., JEFFREY FISHMAN AND MARSHALL ROSE AS DIRECTORS. THE PERSONS NAMED IN THE PROXY CARD INTEND TO VOTE SUCH PROXY FOR THE ELECTION OF CHARLES BIEDERMAN, PATRICK J. CALLAN, JR., JEFFREY FISHMAN AND MARSHALL ROSE UNLESS YOU INDICATE THAT YOUR VOTE SHOULD BE WITHHELD.

The following table sets forth information regarding directors whose terms will continue after the date of the annual meeting:

Name and Age	Principal Occupation for The Past Five Years and other Directorships or Significant Affiliations
Directors to continue in office until the 2007 Annual Meeting
Joseph A. Amato 70 Years	Director since June 1989; Real estate developer; Managing Partner of the Kent Companies, an owner, manager and developer of income producing real estate since 1970.

Jeffrey A. Gould 39 Years	Director since December 1999; Vice President of our company since 1989 and a Senior Vice President of our company since December 1999; President and Chief Executive Officer of BRT Realty Trust, a mortgage real estate investment trust, since January 1, 2002 and President and Chief Operating Officer of BRT Realty Trust from March 1996 to December 31, 2001; Trustee of BRT Realty Trust; Senior Vice President of Georgetown Partners, Inc., the managing general partner of Gould Investors L.P., a limited partnership primarily engaged in real estate ownership, since March 1996. Jeffrey A. Gould is the son of Fredric H. Gould and brother of Matthew J. Gould.

Matthew J. Gould 45 Years	Director since December 1999; President and Chief Executive Officer of our company from June 1989 to December 1999 and a Senior Vice President of our company since December 1999; President of Georgetown Partners, Inc., the managing general partner of Gould Investors L.P.; Senior Vice President of BRT Realty Trust. Matthew J. Gould is the son of Fredric H. Gould and brother of Jeffrey A. Gould.

J. Robert Lovejoy 60 Years	Director since 2004; Senior managing director of Ripplewood Holdings, LLC, a private equity investment firm, since January 2000; a managing director of Lazard Feres & Co. LLC and a general partner of Lazard’s predecessor partnership for over 15 years prior thereto; Director of Orient-Express Hotels Ltd.; Director of Save Venice Inc.

Directors to continue in office until the 2006 Annual Meeting
James J. Burns 65 Years	Director since June 2000; Senior Vice President and Chief Financial Officer of Wellsford Real Properties, Inc., a real estate merchant banking company, from October 1999 to the present; Partner of Ernst & Young LLP, certified public accountants, from June 1995 to September 1999; Director of Cedar Shopping Centers, Inc., a real estate investment trust engaged in the ownership, management and leasing of retail properties.

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations

Joseph A. DeLuca 59 Years	Director since June 2004; Principal and Sole Shareholder of Joseph A. DeLuca, Inc., an entity engaged in real estate capital and investment consulting since September 1998, including serving as Director of Real Estate Investments for Equitable Life Assurance Society of America under a consulting contract from June 1999 to June 2002; Executive Vice President and head of Real Estate Finance at Chemical Bank from September 1990 until its merger with The Chase Manhattan Bank in 1996 and Managing Director and Group Head of The Chase Real Estate Finance Group of the Chase Manhattan Bank from the merger to April 1998.

Fredric H. Gould 69 Years	Chairman of the Board of our company since June 1989 and Chief Executive Officer from December 1999 to December 2001; Chairman of Georgetown Partners, Inc., the managing general partner of Gould Investors L.P.; Chairman of the Board of BRT Realty Trust, and President of REIT Management Corp., advisor to BRT Realty Trust; Director of EastGroup Properties, Inc., a real estate investment trust engaged in the acquisition, ownership and development of industrial properties. Fredric H. Gould is the father of Jeffrey A. Gould and Matthew J. Gould.

ADOPTION OF AMENDMENT TO THE COMPANY’S

RESTATED ARTICLES OF INCORPORATION

AUTHORIZING AN INCREASE IN CAPITAL STOCK BY

AUTHORIZING THE ISSUANCE OF PREFERRED STOCK

(PROPOSAL 2)

The company’s board of directors proposes to amend the company’s Restated Articles of Incorporation (i) to increase the number of shares of capital stock authorized to be issued and (ii) to authorize the issuance of 12,500,000 shares of preferred stock, par value $1.00 per share. The board of directors proposes to reflect such amendments in an amendment to its Restated Articles of Incorporation. The complete text of the proposed amendment to the Restated Articles of Incorporation as it would read if the amendment is approved by the stockholders of the company is attached to this proxy statement as Appendix A and the discussion below is qualified in its entirety by reference to the proposed amendment to the Restated Articles of Incorporation.

Pursuant to the company’s Restated Articles of Incorporation, the company’s authorized capital stock consists of 25,000,000 shares of common stock, $1.00 par value per share. The board of directors believes it is in the company’s best interests for it to have the ability to issue shares of preferred stock for general corporate purposes, including raising capital and future acquisitions. However, in order to be permitted to issue shares of preferred stock, the company’s Restated Articles of Incorporation need to be amended to (i) increase the number of shares of capital stock authorized to be issued from 25,000,000 to 37,500,000 shares and (ii) authorize the issuance of 12,500,000 shares of preferred stock, par value $1.00 per share, with such designations, preferences, rights and limitations as are approved, from time to time, by the board of directors (commonly referred to as “blank check” preferred stock).

Authorizing the issuance of preferred stock would give the board of directors the express authority, without further action of our stockholders, to issue preferred stock from time to time as the board deems necessary. Because the board will determine the rights, powers, designations, preferences and qualifications of any preferred stock we may issue—without additional stockholder approval—the board can negotiate terms with investors on an expedited basis. We believe that this will also help to reduce costs because we will not have to seek stockholder approval to issue the preferred stock unless we are otherwise required to obtain stockholder approval for the transaction under applicable law or the rules of any stock exchange or similar system on which our securities may then be listed.

Pursuant to the terms of this amendment, the board will have the authority, among other things, to determine the following with respect to one or more series of the preferred stock:

•	the designation of the series, which may be by distinguishing number, letter or title;

•	the number of shares of the series, which number the board may thereafter (except where otherwise provided in the preferred stock designation) increase or decrease, but not below the number of shares thereof then outstanding;

•	the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

•	dates at which dividends, if any, shall be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the company;

•	whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the company or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which the shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of shares of the series.

Although it is not possible to state the effects of the proposed amendment upon the rights of the stockholders until the board determines the respective rights of the holders of one or more series of the preferred stock, the issuance of the shares of preferred stock could have a number of adverse consequences on our common stockholders depending upon the exact nature and circumstances of any actual designation and issuance of preferred stock.

When designating and issuing the preferred stock, the board of directors may issue shares with voting, dividend, redemption, conversion or other rights that could adversely affect the voting power and other rights of our common stockholders. The effects of such issuances could include, among others things, (i) a reduction of the amount of cash otherwise available for payment of dividends on the shares of common stock, (ii) restrictions on dividends on shares of common stock, (iii) dilution of the voting power of our common stockholders, and (iv) restrictions on our common stockholders to share in the company’s assets upon liquidation. Additionally, if we issue preferred stock, the market price of shares of our common stock may decline.

Moreover, the issuance of preferred stock could have an anti-takeover effect, in that the additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the company more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the company. In some instances, each share of the preferred stock may be convertible into multiple shares of our common stock. Likewise, shares of our preferred stock could have voting rights equal to their converted status as common stock, with the effect being that the stockholders of the preferred stock would have the ability to control the vote of our stockholders, even though they may own less that than a majority of our issued and outstanding common stock.

Although we presently contemplate no particular transaction involving the issuance of preferred stock, we believe the preferred stock could be a likely component in raising capital in the future. We may file with the Securities and Exchange Commission a registration statement that will permit us to sell, from time to time, shares of preferred stock, in one or more offerings, with specific terms and conditions that will be determined at a later date.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock on the record date will be required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION. THE PERSONS NAMED IN THE PROXY CARD INTEND TO VOTE SUCH PROXY FOR THE AMENDMENT OF OUR RESTATED ARTICLES OF INCORPORATION UNLESS YOU INDICATE THAT YOUR SHARES SHOULD BE VOTED OTHERWISE.

ADOPTION OF AMENDMENT TO THE COMPANY’S

RESTATED ARTICLES OF INCORPORATION

AUTHORIZING RESTRICTION ON SHARES BENEFICIALLY OWNED

(PROPOSAL 3)

The company’s board of directors proposes to amend the company’s Restated Articles of Incorporation to prohibit (i) any existing stockholder who beneficially owns a total amount or value in excess of 9.9% of our stock from beneficially owning in excess of a total amount or value of our stock that may cause the company to violate certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”), relating to real estate investment trusts and (ii) any other person from beneficially owning a total amount or value of 9.9% or more of any class or series of common stock and preferred stock of the company. The board of directors proposes to reflect such prohibition in an amendment to its Restated Articles of Incorporation. The complete text of the proposed amendment to the Restated Articles of Incorporation as it would read if the amendment is approved by the stockholders of the company is attached to this proxy statement as Appendix B and the discussion below is qualified in its entirety by reference to the proposed amendment to the Restated Articles of Incorporation.

In order for our company to continue to qualify as a real estate investment trust (a “REIT”) under the Code, its stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year.

The board of directors believes that to ensure the company’s continuing compliance with the requirements described above and in the Code and therefore to maintain its status as a REIT, our Restated Articles of Incorporation should be amended to prohibit (i) any existing stockholder who beneficially owns a total amount or value in excess of 9.9% of our stock from beneficially owning in excess of a total amount or value of our stock that may cause the company to violate such provisions of the Code relating to REITs and (ii) any other person from beneficially owning a total amount or value of 9.9% or more of any class or series of common stock and preferred stock of the company.

Pursuant to the attribution rules under the Code, Fredric H. Gould is our only stockholder that beneficially owns in excess of 9.9% of our capital stock. Therefore, except as limited by the Code and the rules and regulations promulgated thereunder, or as our board of directors may otherwise require, if the proposed amendment is adopted, Mr. Gould will be the only person permitted to own and acquire shares of our capital stock in excess of 9.9% of a total amount or value.

The stock ownership rules under the Code are complex and may cause the outstanding shares of stock owned by a group of related individuals or entities to be deemed to be beneficially owned by one individual or entity. Specific attribution rules apply in determining whether an individual or entity owns any class or series of common stock or preferred stock of the company. Under these rules, any shares owned by a corporation, partnership, estate or trust are deemed to be owned proportionately by such entities’ stockholders, partners, or beneficiaries. Furthermore, an individual stockholder is deemed to own any shares that are owned, directly or indirectly, by that stockholder’s brothers and sisters, spouse, parents or other ancestors, and children or other descendants. In addition, a stockholder is deemed to own any shares that he can acquire by exercising options.

As a result of these attribution rules, even though a stockholder may own less than 9.9% of a class of outstanding shares, that individual or entity may be deemed to beneficially own 9.9% or more of the class of outstanding stock, which would subject the individual or entity to the proposed ownership limitation. The proposed amendment provides that any attempt to acquire or transfer shares of common stock or preferred stock and any resulting transfer thereof which would result in a stockholder owning an amount that equals or exceeds the ownership limit without the consent of the board of directors shall be null and void.

In the event that the board of directors or its designees determines in good faith that a prohibited transfer has taken place or is intended, the board or its designee is authorized to take any action it deems advisable to void or to prevent the transfer. These actions include, among other things, refusing to give effect to the transfer on the books of the company, instituting legal proceedings to enjoin the transfer, redeeming the shares purported to be transferred for an amount which may be less than the price the stockholder paid for such shares, and transferring the shares by operation of law to a charitable trust. In the event the shares are transferred to a charitable trust, any dividends on such shares shall inure to such charitable trust and the trustee of such charitable trust shall be entitled to all voting rights with respect to such shares.

The ownership restrictions that would result from the adoption of the proposed amendment might inhibit market activity and opportunities for our stockholders to receive a premium for their shares if any person were to attempt to assemble a block of shares of our stock, which although in violation of these proposed ownership restrictions, might be in the best interests of our stockholders.

Moreover, the proposed amendment may have an anti-takeover effect. The ownership limitations establish a maximum percentage of shares of a class of stock that may be beneficially owned by an individual or entity. By limiting the percentage of shares that may be beneficially owned by an individual or entity, the company may effectively delay, defer or prevent a change in control since these restrictions limit the ability of (i) any existing stockholder who beneficially owns a total amount or value in excess of 9.9% of our stock from beneficially owning in excess of a total amount or value of our stock that may cause the company to violate certain provisions of the Code relating to REITs and (ii) any other person from beneficially owning a total amount or value of 9.9% or more of any class or series of common stock and preferred stock of the company. Moreover, due to the attribution rules described above, these restrictions may also restrict an individual or entity from accumulating less than 9.9% in total amount or value of any class or series of common stock and preferred stock of the company. These provisions may also deter tender offers for our shares that may be in the best interests of our stockholders, or limit our stockholders’ opportunity to receive a premium for their shares that might otherwise exist if a third party were attempting to effect a change in control transaction.

If this amendment is approved and effected, we will conspicuously note the restrictions on our new form of stock certificate that will evidence the shares, and a legend will be provided. We will also instruct our transfer agent not to recognize attempts to transfer our capital stock in excess of the threshold established in the transfer restrictions. The transfer agent also will have the right, before recognizing a proposed transfer, to request an affidavit from a proposed transferee regarding the transferee’s ownership, giving effect to, among other things, the attribution rules referred to above.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock on the record date will be required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE AMENDMENT TO THE COMPANY’S RESTATED ARTICLES OF INCORPORATION. THE PERSONS NAMED IN THE PROXY CARD INTEND TO VOTE SUCH PROXY FOR THE AMENDMENT OF OUR RESTATED ARTICLES OF INCORPORATION UNLESS YOU INDICATE THAT YOUR SHARES SHOULD BE VOTED OTHERWISE.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 4)

General

The Audit Committee and the board of directors is seeking the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005. A representative of Ernst & Young LLP is expected to be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

We are not required to have our stockholders ratify the selection of Ernst & Young LLP, as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but may retain such independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders.

The affirmative vote of the holders of a majority of outstanding shares of common stock present at the meeting, in person or by proxy, is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2005. THE PERSONS NAMED IN THE PROXY CARD INTEND TO VOTE SUCH PROXY FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS YOU INDICATE THAT YOUR SHARES SHOULD BE VOTED OTHERWISE.

Audit and Other Fees

The following table presents the fees for professional audit services billed by Ernst & Young LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2003 and 2004, and fees billed for other services rendered to us by Ernst & Young LLP for each of such years:

	Fiscal 2003	Fiscal 2004
Audit fees(1)	$94,750	$190,000
Audit related fees(2)	97,500	17,000
Tax fees(3)	16,000	6,600
All other fees	—	—

Total fees	$208,250	$213,600

(1)	Audit fees include fees for the audit of our annual consolidated financial statements and for review of financial statements included in our quarterly reports on Form 10-Q. In 2004, the audit fees include $75,000 for services rendered in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Audit related fees include fees for audits performed for significant property acquisitions and fees related to services rendered in connection with registration statements filed with the Securities and Exchange Commission.

(3)	Tax fees consist of fees for tax advice, tax compliance and tax planning.

The Audit Committee has concluded that the provision of non-audit services listed above is compatible with maintaining the independence of Ernst & Young LLP.

Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee must pre-approve all audit and non-audit services involving the company’s independent registered public accounting firm.

In addition to the audit work necessary for the company to file required reports under the Securities Exchange Act of 1934, as amended (i.e., quarterly reports on Form 10-Q and annual reports on Form 10-K), our independent registered public accounting firm may perform non-audit services, other than those prohibited by the Sarbanes-Oxley Act of 2002, provided they are pre-approved by the Audit Committee. The Audit Committee approved all non-audit services performed by our independent registered public accounting firm in 2004.

Approval Process

Annually, the Audit Committee reviews and approves the audit scope concerning the audit of the company’s consolidated financial statements for that year, including the proposed audit fee associated with the audit and services in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Committee may, at that time or subsequently thereafter, approve the provision of tax related non-audit services and the maximum expenditure which may be incurred for such tax services for such year. Any fees for the audit in excess of those approved and any fees for tax related services in excess of the maximum established by the Audit Committee must receive the prior approval of the Audit Committee.

Proposals for any other non-audit services to be performed by the independent registered public accounting firm must be approved by the Audit Committee in advance at a regularly scheduled meeting, at a meeting held by telephone conference or by unanimous consent.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the board of directors is comprised of three independent directors and operates under a written charter adopted by the board of directors. The Audit Committee reviews the charter on an annual basis. The board of directors has reviewed Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange listing standards definition of independence for Audit Committee members and has determined that each member of the Audit Committee is independent.

The Audit Committee is appointed by the board of directors to oversee and monitor, among other things, the financial reporting process, the independence and performance of the independent registered public accounting firm and the functioning of the company’s internal controls. It is the responsibility of executive management to prepare financial statements in accordance with generally accepted accounting principles and of the independent registered public accounting firm to perform an independent audit of the financial statements and to express an opinion on the conformity of those financial statements with generally accepted accounting principles.

In this context, the Audit Committee met on four occasions in 2004. The Audit Committee met and held discussions with management, the independent registered public accounting firm and the accounting firm performing the internal control audit function on behalf of the company. The Audit Committee discussed with the independent registered public accounting firm and the accounting firm performing the internal control audit function on behalf of the company the overall scope and plans for their respective audits.

Management represented to the Audit Committee that the year end consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee also reviewed and discussed the company’s internal control procedures and their evaluation of the company’s internal controls with management, the independent registered public accounting firm and the accounting firm performing the internal control audit function. The Audit Committee also reviewed with the company’s management the process used for the certifications under the Sarbanes-Oxley Act of 2002 of the company’s filings with the Securities and Exchange Commission. In 2004, the Audit Committee met to review the unaudited quarterly financial statements prior to filing each Form 10-Q with the Securities and Exchange Commission. In 2004, the Audit Committee also reviewed each quarterly earnings press release prior to public release. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committee).

The Audit Committee discussed with the independent registered public accounting firm, the registered public accounting firm’s independence from the company and its management, and has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). Further, the Audit Committee reviewed and approved the independent registered public accounting firm’s fees, both for performing audit and non-audit services, and considered whether the provision of non-audit services by the independent registered public accounting firm was compatible with maintaining the independent registered public accounting firm’s independence and concluded that it was compatible.

The Audit Committee meets with the independent registered public accounting firm and the accounting firm performing the internal control audit function, with and without management present, to discuss the results of their examinations, their evaluations of the internal controls, and the overall quality of the company’s financial reporting. In 2004, the Audit Committee reviewed and discussed the company’s progress in complying with Section 404 of the Sarbanes-Oxley Act of 2002 regarding the audit of internal control over financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended that the audited financial statements for the year ended December 31, 2004 be included in Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

The Audit Committee approved the retention of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ended December 31, 2005 after reviewing the firm’s performance, estimated fees for 2005 and independence from the company and its management.

Charles Biederman (Chairman)

James J. Burns

Joseph A. DeLuca

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table discloses the compensation paid and accrued for services rendered in all capacities to the company during the last three fiscal years for our chief executive officer and for our other executive officers whose compensation exceeded $100,000 for the fiscal year ended December 31, 2004.

Name and Principal Position					Long Term Compensation
	Fiscal Year	Annual Compensation			Restricted Stock Awards ($)(1)		Securities Underlying Options	All Other Compensation ($)(2)
		Salary $		Bonus $
Jeffrey Fishman(3) President and Chief Executive Officer	2004 2003 2002	$302,460 278,692 250,000		$125,000 75,000 50,000	$55,794 40,766 —	(4)	— — —	$41,258 40,147 30,000

Simeon Brinberg(5) Senior Vice President	2004 2003 2002	$118,196 113,365 91,198		— — —	$55,794 40,766 —	(4)	— — —	— — —

David W. Kalish(5) Senior Vice President and Chief Financial Officer	2004 2003 2002	$118,347 103,829 95,690		— — —	$55,794 40,766 —	(4)	— — —	— — —

Lawrence Ricketts, Jr. Vice President, Acquisitions	2004 2003 2002	$104,668 95,365 75,827	(6)	$15,000 15,000 15,000	$23,700 14,824 —	(4)	— — —	$20,048 16,500 13,500

(1)	Represents the grant of restricted stock awards which the executive received subject to vesting. The restricted stock awards vest after five years. The restricted stock awards receive cash dividends at the rate paid on all of the company’s shares of common stock.

(2)	Represents annual contributions made under our Pension Plan and 401K Plan. The only other type of Other Annual Compensation for each of the named executive officers is in the form of perquisites and was less than the level required for reporting.

(3)	Mr. Fishman served as president and chief operating officer in 2000 and 2001. He was designated chief executive officer effective January 1, 2002 and has served as a director since June 2004. Reference is made to the caption “Certain Relationships and Related Transactions” for a discussion of additional compensation of $459,000 paid to Mr. Fishman by affiliated entities owned by Fredric H. Gould.

(4)	The values set forth for 2004 are based on the closing price of our common stock on the New York Stock Exchange on April 15, 2004, the date of the awards, which was $19.75. The number of restricted shares awarded in 2004 were 2,825 shares for Messrs. Fishman, Brinberg and Kalish and 1,200 shares for Mr. Ricketts, Jr.

(5)	Messrs. Brinberg and Kalish do not receive compensation directly from the company. Each receives an annual salary from Gould Investors L.P. and each of their salaries is allocated to the company pursuant to a shared services agreement. The annual salary set forth represents the amount allocated to the company. Reference is made to the caption “Certain Relationships and Related Transactions” for a discussion of additional compensation paid to Messrs. Brinberg and Kalish by affiliated entities owned by Fredric H. Gould.

(6)	Does not include $11,063 that was received by Mr. Ricketts and allocated to Gould Investors L.P. and BRT Realty Trust pursuant to a shared services agreement.

One Liberty Pension Plan

We have adopted a non-contributory defined contribution pension plan covering employees. The pension plan is administered by Fredric H. Gould, Simeon Brinberg and David W. Kalish (Messrs. Brinberg and Kalish are non-director officers). Annual contributions are based on 15% of an employee’s annual earnings, not to exceed $30,750 per employee. Partial vesting commences one year after employment, increasing annually until full vesting is achieved at the completion of six years of employment. The method of payment of benefits to participants upon retirement is determined solely by the participant, who may elect a lump sum payment or the purchase of an annuity, the amount of which is determined by the amount of contributions and the results of the Plan’s investments. For the year ended December 31, 2004, $30,750 was contributed for the benefit of Mr. Fishman with five years of credited service. The aggregate amount accumulated to date for Mr. Fishman is approximately $165,000. For the year ended December 31, 2004, $20,048 was contributed for the benefit of Mr. Ricketts, Jr. with six years of credited service. The aggregate amount accumulated to date for Mr. Ricketts is approximately $87,000. Messrs. Brinberg and Kalish do not participate in the One Liberty Pension Plan. Messrs. Brinberg and Kalish participate in an affiliated entity’s pension plan. In 2004, the company was allocated $7,330 and $9,495 for each of Messrs. Brinberg and Kalish, respectively, for such affiliated entity’s pension plan contributions for them for 2004 pursuant to a shared services agreement.

Stock Options Granted, Exercised and Fiscal Year End Option Values

Option Grants in 2004

The company did not grant any stock options during 2004.

Option Exercises in 2004 and Fiscal Year End Option Values

	Shares Acquired on Exercise	Value Realized $ (1)	Number of Shares Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey Fishman	5,000	38,400	-0-	-0-	-0-	-0-
Simeon Brinberg	13,000	141,498	-0-	-0-	-0-	-0-
David W. Kalish	6,063	49,018	2,500	-0-	21,325	-0-
Lawrence G. Ricketts, Jr.	875	5,329	-0-	-0-	-0-	-0-

(1)	Represents the closing price of the common stock underlying the stock options on the date of exercise less the stock option exercise price.

(2)	The year end values represent the difference between the closing price of the common stock on December 31, 2004 and the exercise price of the options. The closing price of the common stock on the New York Stock Exchange on December 31, 2004 was $20.72.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee is composed of three independent directors. The Compensation Committee is responsible for determining the compensation of the company’s chief executive officer and for advising management and the board of directors on matters pertaining to compensation arrangements for other executive employees. The Compensation Committee is also responsible for administering the company’s stock option plan and the One Liberty Properties, Inc. 2003 Incentive Plan. The compensation determinations made by the Compensation Committee are approved by the board of directors prior to their implementation.

In 2004, the only officers who were compensated directly by us were Fredric H. Gould, chairman of the board, Jeffrey Fishman, president and chief executive officer, and Lawrence G. Ricketts, Jr., vice president, acquisitions. The other officers, including Simon Brinberg, a senior vice president, and David W. Kalish, a senior vice president and chief financial officer, received compensation from Gould Investors L.P. (or other affiliated entities) and, pursuant to a shared services agreement between the company, Gould Investors L.P. and other affiliated entities, payroll expenses were allocated to the company based on the estimated time devoted by the executive to the company’s affairs in comparison to the estimated time devoted by the executive to the affairs of the other entities which participate in the sharing arrangement. The allocation for payroll expenses of all executive officers of the company (six in number) pursuant to the shared services agreement was $425,000 in the aggregate in 2004 and except for Simeon Brinberg and David W. Kalish, did not exceed $100,000 as to any executive officer. A portion of the allocated expenses in 2004 was attributable to time expended by executive officers in connection with legal and accounting activities, including property acquisitions, mortgage financings, banking matters, joint venture activities and corporate governance matters, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Compensation Overview

The Compensation Committee has determined that the annual compensation of executive officers compensated by the company will be composed of three elements: (i) an annual base salary; (ii) an annual bonus; and (iii) a long term component realized through the grant of stock options and/or the award of restricted shares under the 2003 Incentive Plan.

Base Salary and Bonus

Base salaries are targeted to be competitive with salaries paid to senior executives at other REITs of similar market capitalization and involved in similar business activities. In determining base salaries, the Compensation Committee takes into account an individual’s achievements and performance, the operating performance of the company in the most recently concluded fiscal year and the performance of the company’s stock. The determination by the Compensation Committee of base compensation is subjective and is not based on any structured formula. In determining compensation for the 2004 and 2005 fiscal years, the Compensation Committee took into account the expertise which the executive officers demonstrated in operating the company’s business. Among other things, the Compensation Committee gave consideration to the company’s property acquisition activities resulting in a considerable increase in rental income, the company’s operating results, management of the real estate portfolio, and activities of the company in joint venture investments.

The company does not have a bonus plan in existence. Bonuses are granted on a case by case basis, with the amount thereof being subjective. In determining bonus amounts, if any, the Compensation Committee takes into consideration, among other things, the base compensation of each officer, total compensation paid to senior executives at other REITs with similar market capitalization and involved in similar business activities, the performance of each officer during the most recently concluded fiscal year, the company’s results of operations for such year, the performance of the company’s stock and the recommendations of management.

Long Term Compensation — Stock Options and Restricted Stock Awards

In 2003, the board of directors authorized, and the company’s stockholders approved, the adoption of the One Liberty Properties, Inc. 2003 Incentive Plan, which authorizes the grant of incentive and non-statutory stock options and the award of restricted shares. The granting of options and the awarding of restricted shares under the 2003 Incentive Plan is authorized by the Compensation Committee, approved by the board of directors and is not based on any formula. No stock options were granted in 2004 under the 2003 Incentive Plan. In 2004, the Compensation Committee approved the awarding of 35,700 restricted shares to a total of 24 persons, including employees, officers, directors and consultants. The awards granted in 2004 provide for a five year vesting period and, therefore, the shares awarded can not be transferred until the five year vesting period has been satisfied. Accordingly, an award of restricted shares under the 2003 Incentive Plan cannot be realized unless the awardee remains with the company for a period of five years during which five year period the awardee realizes the benefits of any cash distributions paid on the shares awarded to such person. The Compensation Committee believes that awarding restricted shares under the 2003 Incentive Plan provides the recipients with an incentive to devote their best efforts in pursuing the success of the company by providing awardees with an opportunity to share in the growth and prosperity of the company through the ownership of shares of the company.

CEO Compensation

The Compensation Committee authorized an increase in Mr. Fishman’s base annual salary from $300,000 to $350,000 effective January 1, 2005. In setting Mr. Fishman’s base salary, the Compensation Committee sought to provide a base salary comparable with REITs of similar market capitalization and engaged in similar business activities as the company. Accordingly, the Compensation Committee reviewed the data for chief executive officers contained in the NAREIT 2004 Compensation Survey sponsored by the National Association of Real Estate Investment Trusts and conducted by FPL Associates, which reported on the compensation paid to chief executive officers of REITs in the geographic area in which the company is located and by REITs having a similar market capitalization as the company. The Compensation Committee also took into account the responsibilities of Mr. Fishman and the activities, performance and growth of the company in 2004. Among other things, the Compensation Committee considered the 34% growth in the company’s revenues and the 46.6% increase in net income applicable to common stockholders of the company in 2004 as compared to 2003, and the significant increase in acquisition and financing activities of the company in 2004, evidenced by eight company and joint venture property acquisitions in 2004, with an aggregate value of $70,480,000, and the $14,000,000 in mortgage financings concluded in 2004. The Compensation Committee was advised of and considered compensation of $459,000 paid to Mr. Fishman by certain service entities wholly owned by Fredric H. Gould, the company’s chairman, for the 2004 fiscal year. Based on these factors, the Compensation Committee approved the increase in Mr. Fishman’s base salary and the payment of a $175,000 bonus which will be paid over four quarters in 2005.

Respectfully submitted,

Compensation Committee

Charles Biederman

Patrick J. Callan, Jr.

J. Robert Lovejoy

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Fredric H. Gould, Chairman of our board of directors, is Chairman of the board of trustees of BRT Realty Trust, a real estate investment trust engaged in mortgage lending. He is also Chairman of the board of directors and sole stockholder of the managing general partner of Gould Investors L.P. and sole member of a limited liability company which is also a general partner of Gould Investors L.P. Jeffrey A. Gould, a director of our company, is President and Chief Executive Officer of BRT Realty Trust and a Senior Vice President of the managing general partner of Gould Investors L.P. Matthew J. Gould, a director of our company, is a Senior Vice President of BRT Realty Trust and President of the managing general partner of Gould Investors L.P. In addition, Simeon Brinberg, David W. Kalish, Mark H. Lundy and Israel Rosenzweig, each of whom is an executive officer of our company, are also executive officers of BRT Realty Trust and of the managing general partner of Gould Investors L.P. Gould Investors L.P. owns approximately 8.3% of our outstanding shares of common stock.

We and certain related entities, including Gould Investors L.P. and BRT Realty Trust, occupy common office space and use certain services and personnel in common. In 2004, we paid to Gould Investors L.P. under a shared services agreement $980,000 for general and administrative expenses, including rent, telecommunication services, computer services, bookkeeping, secretarial and other clerical services and legal and accounting services. This amount includes $55,000 contributed to the annual rent of $409,000 paid by Gould Investors L.P., BRT Realty Trust and related entities to a subsidiary of Gould Investors L.P. which owns the building in which the offices of these entities are located, and an aggregate of $425,000 allocated to us for services (primarily legal and accounting) performed by some executive officers who are not engaged by us on a full time basis, including the amounts allocated to us for services rendered by Simeon Brinberg and David W. Kalish, as set forth in the “Summary Compensation Table.” The allocation of general and administrative expenses is computed in accordance with the shared services agreement and is based on the estimated time devoted by executive, administrative and clerical personnel to the affairs of each participating entity. The services of secretarial personnel generally are allocated on the same basis as that of the executive to whom each secretary is assigned.

Majestic Property Management Corp., an entity which is 100% owned by Fredric H. Gould and for which certain of our executive officers are officers, acts as managing agent, mortgage broker, leasing broker and construction supervisor for our company, related entities (including Gould Investors L.P. and BRT Realty Trust) and unrelated entities. Majestic Property Affiliates, Inc., an entity which is 100% owned by Fredric H. Gould and for which certain of our executive officers are officers, acts as a sales broker for our company and for related and unrelated entities. In 2004, we paid an aggregate of $206,000 to Majestic Property Management Corp. consisting of mortgage brokerage fees of $122,000 relating to mortgages in the principal amount of $14,000,000 related to three of our properties; construction supervisory fees of $26,000 for supervision of improvements to properties we own; and management fees of $58,000 relating to two properties that we own. In 2004, we paid a sales commission of $47,000 to Majestic Property Affiliates, Inc. relating to the sale of one property for a consideration of $1,340,000.

Fees paid to Majestic Property Management Corp. and Majestic Property Affiliates, Inc. are approved by our board of directors, including a majority of the independent directors, and are based on the fees which would be charged by unaffiliated persons for comparable services in the geographic area in which the properties for which the fees paid were located.

A management fee equal to 1% of the rent paid to our movie theater joint ventures by its tenants is paid to Majestic Property Management Corp. under management agreements negotiated by Majestic Property Management Corp. with our joint ventures and joint venture partners. The total management fee for 2004 was $107,000.

Fredric H. Gould receives an annual chairman’s fee of $50,000 from our company. Mr. Gould does not allocate any of his compensation from other affiliated entities under the shared services agreement to our company. In 2004, Mr. Gould received compensation of $63,000 from Majestic Property Management Corp. and

$76,000 from Majestic Property Affiliates, Inc. Jeffrey A. Gould, Matthew J. Gould, Israel Rosenzweig, Simeon Brinberg, David W. Kalish and Mark H. Lundy, officers of our company, received compensation from Majestic Property Management Corp. in 2004 of $247,000, $104,000, $234,000, $32,000, $24,000, and $19,000, respectively. Jeffrey A. Gould, Matthew J. Gould, Israel Rosenzweig, Simeon Brinberg, David W. Kalish and Mark H. Lundy received compensation from Majestic Property Affiliates, Inc. in 2004 of $122,000, $59,000, $127,000, $11,000, $0, and $12,000, respectively.

Jeffrey Fishman, our President and Chief Executive Officer, devotes substantially all of his time to the affairs of our company. Mr. Fishman also provides consulting services to several service oriented companies owned by Fredric H. Gould. In 2004, Mr. Fishman received compensation of $459,000 from these service oriented companies, which included compensation of $17,000 from Majestic Property Affiliates, Inc. In 2004, Mr. Fishman received no compensation from Majestic Property Management Corp. Messrs. Jeffrey A. Gould, Matthew J. Gould, Israel Rosenzweig, Simeon Brinberg, David W. Kalish and Mark H. Lundy also received compensation from the service oriented companies owned by Fredric H. Gould, in addition to the compensation received by them from Majestic Property Management Corp. and Majestic Property Affiliates, Inc. described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of our issued and outstanding capital stock, to file Initial Reports of Ownership and Reports of Changes in Ownership with the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange. Executive officers, directors and greater than 10% beneficial owners are required by the rules and regulations promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file. We prepare and file the requisite forms on behalf of our executive officers and directors. Based on a review of information supplied to us by our executive officers, directors and 10% beneficial owners, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and 10% beneficial owners with respect to fiscal 2004 were met. On January 11, 2005, Simeon Brinberg filed a Form 5 to correct a mistake in a Form 4 filed on a timely basis on December 13, 2004. On November 30, 2004, David Kalish filed an amendment to a Form 4 filed on a timely basis on September 14, 2004 to correct a mistake in the original filing.

PERFORMANCE GRAPH

The following graph compares the performance of our common stock with the Standard & Poor’s 500 Stock Index, and a peer group index of publicly traded equity real estate investment trusts prepared by National Association of Real Estate Investment Trusts. The graph assumes $100.00 was invested on December 31, 1999 in our common stock and assumes the reinvestment of dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG ONE LIBERTY PROPERTIES, INC., THE S & P 500 INDEX

AND THE NAREIT EQUITY INDEX

CUMULATIVE TOTAL RETURN

	12/99	12/00	12/01	12/02	12/03	12/04
One Liberty Properties, Inc.	100.00	93.03	140.13	155.98	218.39	242.59
S&P 500	100.00	90.89	80.09	62.39	80.29	86.09
NAREIT Equity	100.00	126.37	143.97	149.47	204.98	269.70

The stock price performance included in this graph is not necessarily indicative of future stock price performance.

ADDITIONAL INFORMATION

As of the date of this proxy statement, we do not know of any business that will be presented for consideration at the meeting other than the items referred to in the Notice of the Meeting. If any other matter is properly brought before the meeting for action by stockholders, the holders of the proxies will vote and act with respect to the business in accordance with their best judgment. Discretionary authority to do so is conferred by the enclosed proxy.

Great Neck, NY	By order of the Board of Directors
April 29, 2005
Mark H. Lundy, Secretary

APPENDIX A

Proposed Amendment to Restated Articles of Incorporation

ARTICLES OF AMENDMENT

OF

ONE LIBERTY PROPERTIES, INC.

One Liberty Properties, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

(a) the Articles of Amendment and Restatement of the Corporation (the “Charter”) is hereby amended as follows:

(i) The Charter provides that the Corporation is authorized to issue 25,000,000 shares of capital stock, all shares of which are common stock, with a par value of One Dollar ($1.00) per share. The amendment provides that the Corporation may issue 37,500,000 shares of capital stock, (a) twenty-five million (25,000,000) shares of which shall be designated common stock, One Dollar ($1.00) par value per share, and (b) twelve million five hundred thousand (12,500,000) shares of which shall be designated preferred stock, One Dollar ($1.00) par value per share. To effect this amendment, Article IV(1) of the Charter is hereby deleted in its entirety and the following substituted in lieu thereof:

“(1) The total number of shares of capital stock which the Corporation shall have authority to issue is thirty seven million five hundred thousand (37,500,000) shares, (a) twenty-five million (25,000,000) shares of which shall be designated common stock, One Dollar ($1.00) par value per share (the “Common Stock”), and (b) twelve million five hundred thousand (12,500,000) shares of which shall be designated preferred stock, One Dollar ($1.00) par value (the “Preferred Stock,” and together with the Common Stock, the “Shares”).”

(ii) To address the powers, rights, obligations and privileges of the Preferred Stock, Article IV of the Charter is hereby amended by adding a new subsection 5 immediately after subsection 4 contained therein which shall read as follows:

“(5) Subject to Article X, the Board of Directors is hereby expressly granted authority to authorize from time to time, in accordance with applicable law, the issue of one or more series of Preferred Stock and with respect to any such series, to fix by resolution or resolutions the numbers, powers, designations, preferences and relative, participating, optional or other special rights of such series and the qualifications, limitations or restrictions thereof, including but without limiting the generality of the foregoing, the following:

(a) entitling the holders thereof to cumulative, non-cumulative or partially cumulative dividends, or to no dividends;

(b) entitling the holders thereof to receive dividends payable on a parity with, junior to, or in preference to, the dividends payable on any other class or series of capital stock of the Corporation;

(c) entitling the holders thereof to rights upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any other distribution of the assets of, the Corporation, on a parity with, junior to or in preference to, the rights of any other class or series of capital stock of the Corporation;

(d) providing for the conversion, at the option of the holder or of the Corporation or both, of the shares of Preferred Stock into shares of any other class or classes of capital stock of the

A-1

Corporation or of any series of the same or any other class or classes or into property of the Corporation or into the securities or properties of any other corporation or person, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine, or providing for no conversion;

(e) providing for the redemption, in whole or in part, of the shares of Preferred Stock at the option of the Corporation or the holder thereof, in cash, bonds or other property, at such price or prices (which amount may vary under different conditions and at different redemption dates), within such period or periods, and under such conditions as the Board of Directors shall so provide, including provisions for the creation of a sinking fund for the redemption thereof, or providing for no redemption;

(f) lacking voting rights or having limited voting rights or enjoying general, special or multiple voting rights;

(g) specifying the number of shares constituting that series and the distinctive designation of that series and the stated value of that series;

(h) specifying the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon (i) the payment of dividends, (ii) the making of other distributions, (iii) the purchase, (iv) the redemption or (v) an acquisition, by the Corporation of any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation, dissolution or winding-up;

(i) specifying the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distributions of assets upon liquidation, dissolution or winding-up; and

(j) providing for any other power, preference and relative, participating, optional or other rights or terms, and the qualifications, limitations or restrictions thereof, as shall not be inconsistent with applicable law, this Section IV(5) or any resolution of the Board of Directors pursuant hereto.”

(b) These amendments of the Charter have been approved by Corporation’s directors and stockholders.

We the undersigned President and Secretary of the Corporation swear under penalties of perjury that the foregoing is a corporate act.

Mark Lundy, Secretary	Jeffrey Fishman, President

Return Address of Filing Party:
One Liberty Properties, Inc.
60 Cuttermill Road, Suite 303
Great Neck, New York 11021
Attn: Secretary

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APPENDIX B

Proposed Amendment to Restated Articles of Incorporation

ARTICLES OF AMENDMENT

OF

ONE LIBERTY PROPERTIES, INC.

One Liberty Properties, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

(a) the Articles of Amendment and Restatement of the Corporation (the “Charter”) is hereby amended as follows:

(i) The Charter provides no limitation on the amount or value of the Corporation’s capital stock that may be owned by a person. The amendment shall prohibit (a) any existing stockholder who beneficially owns a total amount or value in excess of 9.9% of our stock from beneficially owning in excess of a total amount or value of our stock that may cause the Corporation to violate certain provisions of the Internal Revenue Code of 1986, as amended, relating to real estate investment trusts and (b) any other person from beneficially owning a total amount or value of 9.9% or more of any class or series of common stock and preferred stock of the Corporation. To effect this amendment, the following two amendments are hereby made to the Charter:

(A) Article IV(2) of the Charter is hereby deleted in its entirety and the following substituted in lieu thereof:

“(2) Subject to Article X, each share of Common Stock shall entitle the owner thereof to vote at the rate of one (1) vote for each share held.”

(B) The Charter is hereby amended by adding the following immediately after ARTICLE IX contained therein:

“ARTICLE X

OWNERSHIP LIMITATIONS

(1) DEFINITIONS. For the purposes of this Article X, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Shares by a Person who (i) would be treated as an owner of such Shares under section 542(a) (2) of the Code either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code or (ii) would be treated as an owner of such Shares under Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own” and “Beneficially Owned” shall have the correlative meanings.

“Charitable Beneficiary” shall mean an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Board of Directors as the beneficiary or beneficiaries of the Excess Share Trust.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Excess Shares” shall mean Shares resulting from an event described in Article X(3).

“Excess Share Trust” shall mean the trust created pursuant to Article X(3) and (14).

“Excess Share Trustee” shall mean a person who shall be unaffiliated with the Corporation, any Purported Beneficial Transferee and any Purported Record Transferee, identified by the Board of Directors as the trustee of the Excess Share Trust.

“Existing Holder” shall mean any Person who Beneficially Owns a total amount or value in excess of 9.9% of our Shares on June 14, 2005.

“Existing Holder Amount” shall mean an amount equal to an amount which would not result (i) in five Persons Beneficially Owning more than 49% of the Shares, (ii) the Shares being beneficially owned (as provided in Section 856(a) of the Code) by less than 100 Persons (determined without reference to any rules of attribution), and (iii) in the Corporation being “closely held” within the meaning of Section 856(h) of the Code.

“Existing Holder Limit” shall mean, with respect to each Existing Holder, a total amount or value of Shares such Person may Beneficially Own, which amount shall equal the lesser of (i) an amount determined by the Board of Directors from time to time with respect to such Person and (ii) the Existing Holder Amount.

“Fair Market Value” shall mean the last reported sales price reported on the New York Stock Exchange for Shares on the trading day immediately preceding the relevant date, or if not then traded on the New York Stock Exchange, the last reported sales price for Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which such Shares may be traded, or if not then traded over or through any exchange or quotation system, then the market price of such Shares on the relevant date as determined in good faith by the Board of Directors.

“Ownership Limit” shall mean, with respect to (i) an Existing Holder, the Existing Holder Limit, and (ii) with respect to all other Persons, 9.9% or more, in total number of Shares or value, of the outstanding shares of any class or series of Common Stock and Preferred Stock of the Corporation. The number and value of the outstanding Shares of any class or series of Common Stock and Preferred Stock of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

“Person” shall mean an individual, corporation, partnership, estate, corporation (including a corporation qualified under Section 401(a) or 501(c)(17) of the Code), portion of a corporation permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer which results in Excess Shares, as defined below in Article X(3), the Person who would have been the beneficial holder of the Shares, if such Transfer had been valid under Article X(2).

“Purported Record Transferee” shall mean, with respect to any purported Transfer which results in Excess Shares, as defined below in Article X(3), the Person who would have been the record holder of the Shares, if such Transfer had been valid under Article X(2).

“REIT” shall mean a real estate investment trust under Section 856 of the Code.

“REIT Provisions of the Code” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“Restriction Termination Date” shall mean the first day on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

“Shares” shall mean the shares of the Corporation as may be authorized and issued from time to time pursuant to Article IV.

“Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of Shares (including (a) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares, (b) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares and (c) any transfer or other disposition of any interest in Shares as a result of a change in the marital status of the holder thereof), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. The terms “Transfers” and “Transferred” shall have the correlative meanings.

(2) OWNERSHIP LIMITATION.

(A) Except as provided in Article X(11) and (19), and subject to clause (B) below, until the Restriction Termination Date:

(i) no Person shall Beneficially Own Shares in excess of the Ownership Limit with respect to such Person;

(ii) any Transfer that, if effective, would result in any Person Beneficially Owning Shares in excess of the Ownership Limit with respect to such Person shall be void ab initio as to the Transfer of such Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Shares;

(iii) any Transfer that, if effective, would result in the Shares being beneficially owned (as provided in Section 856(a) of the Code) by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such Shares which would be otherwise beneficially owned (as provided in Section 856(a) of the Code) by the transferee; and the intended transferee shall acquire no rights in such Shares.

(iv) any Transfer that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Shares which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Shares.

(B) Nothing contained in this Article X shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange. The fact that the settlement of any transaction occurs or takes place shall not negate the effect of any other provision of this Article X and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article X.

(3) EXCESS SHARES.

(A) In the event that, notwithstanding the other provisions contained in this Article X, at any time until the Restriction Termination Date, there is a purported Transfer such that any Person would Beneficially Own Shares in excess of such Person’s Ownership Limit, then, except as otherwise provided in Article X(11), Shares directly owned by such Person in excess of such Person’s Ownership Limit shall be automatically designated as Excess Shares (without reclassification) until such Person does not own Shares in excess of such Person’s Ownership Limit. The designation of such Shares as Excess Shares shall be effective as of the close of business on the business day prior to the date of the purported Transfer. If, after designation of such Shares owned directly by a Person as Excess Shares, such Person still owns Shares in excess of such Person’s Ownership Limit, Shares Beneficially Owned by such Person constructively in excess of such Person’s Ownership Limit shall be designated as Excess Shares until such Person does not own Shares in excess of such Person’s Ownership Limit. Where such Person owns Shares constructively through one or more Persons and the Shares held by such other Persons must be designated as Excess Shares, the designation of Shares as Excess Shares held by such other Persons shall be pro rata.

(B) If, notwithstanding the other provisions contained in this Article X, at any time until the Restriction Termination Date, there is a purported Transfer of Shares or any sale, transfer, gift, assignment, devise or other disposition of shares or other interests of a direct or indirect stockholder of the Corporation which, if effective, would cause the Corporation to become “closely held” within the meaning of Section 856(h) of the Code, then any Shares being Transferred which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code (rounded up to the nearest whole Share) shall be automatically designated as Excess Shares and be treated as provided in this Article X. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer. If, after the designation of any such Shares as Excess Shares, the Corporation is still “closely held” within the meaning of Section 856(h) of the Code, an amount of Shares owned directly by any Person whose Beneficial Ownership of Shares in the Corporation increased as a result of the sale, transfer, gift, assignment, devise or other disposition of shares or other interests of a direct or indirect stockholder of the Corporation and is one of the five Persons who caused the Corporation to be “closely held” within the meaning of Section 856(h) of the Code, shall be automatically designated as Excess Shares until the Corporation is not “closely held” within the meaning of Section 856(h) of the Code. Where several similarly situated Persons exist, the designation of Shares as Excess Shares shall be pro rata. If, after applying the foregoing provisions the Corporation is still “closely held” within the meaning of Section 856(h) of the Code, any Shares constructively owned by such Persons shall be designated as Excess Shares, on a pro rata basis among similarly situated Persons, until the Corporation is not “closely held” within the meaning of Section 856(h) of the Code.

(C) If, at any time until the Restriction Termination Date, an event other than a purported Transfer (an “Event”) occurs which would cause any Person to Beneficially Own Shares in excess of such Person’s Ownership Limit, then, except as otherwise provided in Article X(11), Shares Beneficially Owned by such Person in excess of such Person’s Ownership Limit shall be automatically designated as Excess Shares to the extent necessary to eliminate such excess ownership. The designation of Shares as Excess Shares shall be effective as of the close of business on the business day prior to the date of the Event. In determining which Shares are designated as Excess Shares, Shares Beneficially Owned by any Person who caused the Event to occur shall be designated as Excess Shares before any Shares not so held are designated. Where several similarly situated Persons exist, the designation of Shares as Excess Shares shall be pro rata. If any Person is required to designate Shares as Excess Shares pursuant to this subsection (C), such Person shall first designate Shares directly held by such Person before designating Shares Beneficially Owned constructively. Where such Person owns Shares constructively through one or more Persons and the Shares held by such other Persons must be designated as Excess Shares, the designation of Shares by such other Persons shall be pro rata.

(4) PREVENTION OF TRANSFER. If the Board of Directors or its designee shall at any time determine in good faith that a Transfer has taken place in violation of Article X(2) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership (determined with or without reference to any rules of attribution) of any Shares in violation of Article X(2), the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of Article X(2) shall automatically result in the designation and treatment described in Article X(3), irrespective of any action (or non-action) by the Board of Directors.

(5) NOTICE TO CORPORATION. Any Person who acquires or attempts to acquire Shares in violation of Article X(2), or any Person who is a transferee such that Excess Shares result under Article X(3), shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Corporation of such event. Such person shall also provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation’s status as a REIT and shall execute and deliver such instruments and provide such further cooperation and assistance as the Board of Directors deems advisable to preserve the status of the Corporation as a REIT.

(6) INFORMATION FOR CORPORATION. Until the Restriction Termination Date:

(A) every Beneficial Owner of more than 1% (or such other lower percentages as required pursuant to regulations under the Code) of the number or value of any class or series of Common Stock or Preferred Stock of the Corporation shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of Shares of such class or series of Common Stock or Preferred Stock Beneficially Owned, and a description of how such Shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with such Person’s Ownership Limit.

(B) each Person who is a Beneficial Owner of Shares and each Person (including the stockholder of record) who is holding Shares for a Beneficial Owner shall provide to the Corporation in writing such information with respect to direct, indirect and constructive ownership of Shares as the Board of Directors deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to determine the Corporation’s status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

(7) OTHER ACTION BY BOARD. Subject to Article X(2), nothing contained in this Article X shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT; provided, however, that no provision of this subsection 7 shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

(8) AMBIGUITIES. In the case of an ambiguity in the application of any of the provisions of this Article X, including any definition contained in Article X(1), the Board of Directors shall have the power to determine the application of the provisions of this Article X with respect to any situation based on the facts known to it. In the event this Article X requires or permits an action by the Board of Directors and the Restated Articles of Incorporation of the Corporation, as amended, fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Article X.

(9) INCREASE OR DECREASE IN OWNERSHIP LIMIT. Subject to the limitations provided in Article X(10), the Board of Directors may from time to time increase or decrease such Person’s Ownership Limit; provided, however, that any decrease may only be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law that would require a decrease to retain REIT status, in which case such decrease shall be effective immediately).

(10) LIMITATIONS ON CHANGES IN OWNERSHIP LIMITS.

(A) The Ownership Limit may not be increased if, after giving effect to such increase, five or fewer individual Beneficial Owners of Shares could Beneficially Own, in the aggregate, more than 49% in number or value of the outstanding Shares.

(B) Prior to the modification of any Ownership Limit pursuant to Article X(9), the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.

(11) WAIVERS BY THE BOARD. The Board of Directors with a ruling from the Internal Revenue Service, an opinion of counsel to the effect that such exemption will not result in the Corporation being “closely held”

within the meaning of Section 856(h) of the Code, or such other evidence as the Board of Directors deems necessary in its sole discretion may exempt, on such conditions and terms as the Board of Directors deems necessary in its sole discretion, a Person from such Person’s Ownership Limit if the Board of Directors obtains such representations and undertakings from such Person as the Board of Directors may deem appropriate and such Person agrees that any violation of the terms of such exemption or attempted violation of the same will result in, to the extent necessary, the designation of Shares held by such Person as Excess Shares in accordance with Article X(3).

(12) LEGEND. Each certificate for Shares:

(a) shall state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge; or

(B) shall bear substantially the following legend:

“The securities represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Restated Articles of Incorporation of the Corporation, as amended, no Person may Beneficially Own Shares in excess of the Ownership Limit (as defined in the Restated Articles of Incorporation, as amended) or such greater percentage as may be determined by the Board of Directors of the Corporation, of the number or value of the outstanding Shares of any class or series of the Common Stock or Preferred Stock of the Corporation. Any Person who attempts or proposes to Beneficially Own Shares in excess of the above limitations must notify the Corporation in writing at least 15 days prior to such proposed or attempted Transfer. All capitalized terms in this legend have the meanings defined in the Restated Articles of Incorporation of the Corporation, as amended, a copy of which, including the restrictions on transfer, will be furnished to each stockholder on request and without charge. If the restrictions on transfer are violated, the securities represented hereby which are in excess of the above limitations will be designated and treated as Excess Shares which will be held in trust by the Excess Share Trustee for the benefit of the Charitable Beneficiary.”

(13) SEVERABILITY. If any provision of this Article X or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.

(14) TRANSFER OF EXCESS SHARES. Upon any purported Transfer that results in Excess Shares pursuant to Article X(3), such Excess Shares shall be deemed to have been transferred on the day prior to the date of the purported Transfer that results in such Excess Shares to the Excess Share Trustee, as trustee of a special trust for the exclusive benefit of the Charitable Beneficiary. The Corporation shall name a Charitable Beneficiary, if one does not already exist, within five days of the discovery of any designation of any Excess Shares; however, the failure to so name a Charitable Beneficiary shall not affect the designation of Shares as Excess Shares or the transfer thereof to the Excess Share Trustee. Excess Shares so held in trust shall be issued and outstanding Shares of the Corporation. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess Shares except as provided in Article X(17).

(15) DISTRIBUTIONS ON EXCESS SHARES. Any dividends (whether taxable as a dividend, return of capital or otherwise) on Excess Shares shall be paid to the Excess Share Trust for the benefit of the Charitable Beneficiary. Upon liquidation, dissolution or winding up, the Purported Record Transferee shall receive, for each Excess Share, the lesser of (A) the amount per share of any distribution made upon liquidation, dissolution or winding up or (B) the price paid by the Purported Record Transferee for the Excess Shares, or if the Purported Record Transferee did not give value for the Excess Shares, the Fair Market Value of the Excess Shares on the day of the event causing the Excess Shares to be held in trust. Any such dividend paid or distribution paid to the Purported Record Transferee in excess of the amount provided in the preceding sentence prior to the discovery by the Corporation that the Shares with respect to which the dividend or distribution was made had been designated as Excess Shares shall be repaid, upon demand, to the Excess Share Trust for the benefit of the Charitable Beneficiary.

(16) VOTING OF EXCESS SHARES. The Excess Share Trustee shall be entitled to vote the Excess Shares on behalf of the Charitable Beneficiary on any matter. Subject to Maryland law, any vote cast by a Purported Record Transferee with respect to the Excess Shares prior to the discovery by the Corporation that the Excess Shares were held in trust will be rescinded ab initio; provided, however, that if the Corporation has already taken irreversible action with respect to a merger, reorganization, sale of all or substantially all the assets, dissolution of the Corporation or other action by the Corporation, then the vote cast by the Purported Record Transferee shall not be rescinded. The owner of the Excess Shares will be deemed to have given an irrevocable proxy to the Excess Share Trustee to vote the Excess Shares for the benefit of the Charitable Beneficiary.

Notwithstanding the provisions of this Article X, until the Corporation has received notification that Excess Shares have been transferred into an Excess Share Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

(17) NON-TRANSFERABILITY OF EXCESS SHARES. Excess Shares shall be transferable only as provided in this Section 17. The Excess Share Trustee may, in the event that the Corporation waives its purchase rights under Section 18, transfer the Shares held in the Excess Share Trust to a Person or Persons whose ownership of such Shares will not violate such Person’s Ownership Limit. If such a transfer is made to such a Person or Persons, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Purported Record Transferee and to the Charitable Beneficiary. The Purported Record Transferee shall receive the lesser of (A) the price paid by the Purported Record Transferee for the Shares or, if the Purported Record Transferee did not give value for the Shares, the Fair Market Value of the Shares on the day of the event causing the Shares to be held in trust, or (B) the price received by the Excess Share Trust from the sale or other disposition of the Shares. Any proceeds in excess of the amount payable to the Purported Record Transferee will be paid to the Charitable Beneficiary. The Excess Share Trustee shall be under no obligation to obtain the highest possible price for the Excess Shares. Prior to any transfer of any Excess Shares by the Excess Share Trustee, the Corporation must have waived in writing its purchase rights under Section 18. It is expressly understood that the Purported Record Transferee may enforce the provisions of this Section against the Charitable Beneficiary.

If any of the foregoing restrictions on transfer of Excess Shares is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Corporation, to have acted as an agent of the Corporation in acquiring such Excess Shares in Corporation and to hold such Excess Shares on behalf of the Corporation.

(18) CALL BY CORPORATION ON EXCESS SHARES. Excess Shares shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per Share equal to the lesser of (A) the price per Share in the transaction that created such Excess Shares (or, in the case of a devise, gift or other transaction in which no value was given for such Excess Shares, the Fair Market Value at the time of such devise, gift or other transaction) and (B) the Fair Market Value of the Excess Shares on the date the Corporation, or its designee, accepts such offer (the “Redemption Price”). The Corporation shall have the right to accept such offer for a period of ninety days after the later of (x) the date of the purported Transfer which resulted in such Excess Shares and (y) the date the Board of Directors determines in good faith that a Transfer resulting in Excess Shares has occurred, if the Corporation does not receive a notice of such Transfer pursuant to Article X(5) but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Article X(17). Unless the Board of Directors determines that it is in the interests of the Corporation to make earlier payments of all of the amount determined as the Redemption Price per Share in accordance with the preceding sentence, the Redemption Price may be payable at the option of the Board of Directors at any time up to but not later than the five years after the date the Corporation accepts the offer to purchase the Excess Shares. In no event shall the Corporation have an obligation to pay interest to the Purported Record Transferee.

(19) UNDERWRITTEN OFFERINGS. The Ownership Limit shall not apply to the acquisition of Shares or rights, options or warrants for, or securities convertible into, Shares by an underwriter in a public offering; provided that the underwriter makes a timely distribution of such Shares or rights, options or warrants for, or securities convertible into, Shares.

(20) ENFORCEMENT. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article X.

(21) NON-WAIVER No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.”

(b) These amendments of the Charter have been approved by Corporation’s directors and stockholders.

We the undersigned President and Secretary of the Corporation swear under penalties of perjury that the foregoing is a corporate act.

Mark Lundy, Secretary	Jeffrey Fishman, President

Return Address of Filing Party:
One Liberty Properties, Inc.
60 Cuttermill Road, Suite 303
Great Neck, New York 11021
Attn: Secretary

ONE LIBERTY PROPERTIES, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

JUNE 14, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints SIMEON BRINBERG AND MARK H. LUNDY, as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock, $1.00 par value per share, of One Liberty Properties, Inc. held of record by the undersigned on April 20, 2005 at the Annual Meeting of Stockholders to be held on June 14, 2005 or any adjournments thereof.

(TO BE SIGNED ON REVERSE SIDE)

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES (776-9437) and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS

			1.	Election of four Directors
☐ FOR ALL NOMINEES
☐ WITHHOLD ALL NOMINEES
☐ TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE NAME(S) OF NOMINEE(S) BELOW.

For	Against	Abstain	2.	Approval of the Amendment to the Restated Articles of Incorporation to increase authorized capital stock by authorizing 12,500,000 shares of preferred stock.
☐	☐	☐

For	Against	Abstain	3.	Approval of the Amendment to the Restated Articles of Incorporation to restrict the number of shares beneficially owned by stockholders.
☐	☐	☐

For	Against	Abstain	4.	Appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2005.
☐	☐	☐
			5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder, and if no direction is given, will be voted for proposals 1, 2, 3 and 4.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE:

Dated:	,	2005
L.S.
L.S.

(NOTE: PLEASE SIGN EXACTLY, AS YOUR NAME APPEARS HEREON. EXECUTORS, ADMINISTRATORS, DIRECTORS, ETC. SHOULD INDICATE WHEN SIGNING, GIVING FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, EXECUTE IN FULL CORPORATE NAME BY AUTHORIZED OFFICER. IF SHARES ARE HELD IN THE NAME OF TWO OR MORE PERSONS, ALL SHOULD SIGN.)